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Exhibit 25.4

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER
THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility
of a Trustee Pursuant to Section 305(b)(2)

STATE STREET BANK AND TRUST COMPANY
(Exact name of trustee as specified in its charter)

Massachusetts	04-1867445
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
225 Franklin Street, Boston, Massachusetts 02110
(617) 654-3253
(Name, address and telephone number of agent for service)

(NAME OF ISSUER)
 La Quinta Properties, Inc.

Delaware	95-3520818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS OF ISSUER)
 909 Hidden Ridge, Suite 600, Irving Texas 75038
(214) 492-6600

(TYPE OF SECURITIES)
 Subordinated Debt Securities

GENERAL

Item 1. General Information.

    Furnish the following information as to the trustee:

    (a)
    Name and address of each examining or supervisory authority to which it is subject.

        Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

        Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

    (b)
    Whether it is authorized to exercise corporate trust powers.

        Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

        The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

        (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16. List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility.

          1.    A copy of the articles of association of the trustee as now in effect.

        A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          2.    A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

        A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          3.    A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

        A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          4.    A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

        A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Senior Housing Properties Trust (File No. 333-60392) and is incorporated herein by reference thereto.

          5.    A copy of each indenture referred to in Item 4. if the obligor is in default.

        Not applicable.

          6.    The consents of United States institutional trustees required by Section 321(b) of the Act.

        The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

          7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

        A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

NOTES

        In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

        The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 20th of June 2002.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ DAVID GANSS David Ganss Assistant Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by La Quinta Properties, Inc. of its Subordinated Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ DAVID GANSS David Ganss Assistant Vice President

Dated:    June 20, 2002

EXHIBIT 7

        Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 2002 published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

Thousands of Dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	783,484
Interest-bearing balances	24,250,303
Securities	20,499,649
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge subsidiary	13,416,402
Loans and lease financing receivables:
Loans and leases, net of unearned income	5,495,919
Allowance for loan and lease losses	61,454
Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowances	5,434,465
Assets held in trading accounts	1,210,852
Premises and fixed assets	536,316
Other real estate owned	0
Investments in unconsolidated subsidiaries	30,368
Customers' liability to this bank on acceptances outstanding	50,366
Intangible assets	538,522
Other assets	1,820,487

Total assets	68,571,214

LIABILITIES
Deposits:
In domestic offices	18,393,731
Noninterest-bearing	8,265,638
Interest-bearing	10,128,093
In foreign offices and Edge subsidiary	24,774,751
Noninterest-bearing	116,797
Interest-bearing	24,657,954
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge subsidiary	18,331,051
Demand notes issued to the U.S. Treasury	0
Trading liabilities	574,887
Other borrowed money	205,833
Subordinated notes and debentures	0
Bank's liability on acceptances executed and outstanding	50,366
Other liabilities	1,980,516
Total liabilities	64,311,135

Minority interest in consolidated subsidiaries	1,592

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	29,931
Surplus	597,161
Retained Earnings	3,618,503
Accumulated other comprehensive income	12,892
Other equity capital components	0
Undivided profits and capital reserves/Net unrealized holding gains (losses)	0
Net unrealized holding gains (losses) on available-for-sale securities	0
Cumulative foreign currency translation adjustments	0
Total equity capital	4,258,487

Total liabilities, minority interest and equity capital	68,571,214

        I, Frederick P. Baughman, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Frederick P. Baughman

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Ronald E. Logue David A. Spina Truman S. Casner

QuickLinks

  Exhibit 25.4
FORM T-1
  Item 1. General Information.
  Item 2. Affiliations with Obligor.
  Item 3. through Item 15. Not applicable.
  Item 16. List of Exhibits.